CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$2,000,000	$257.60
(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933
Pricing Supplement dated February 7, 2014
(To the Prospectus dated July 19, 2013 and the Prospectus Supplement dated July 19, 2013)
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-190038
$2,000,000 Barclays Bank PLC Trigger Phoenix Callable Optimization Securities

Linked to the worst performing among the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due February 13, 2024
Investment Description
Trigger Phoenix Callable Optimization Securities (the “Securities”) are unconditional, unsecured and unsubordinated debt securities issued by Barclays Bank PLC (the “Issuer”) linked to the worst performing among the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index (each an “Index” and together the “Indices”).  Barclays Bank PLC will pay a quarterly contingent coupon payment only if the closing level of each Index on the applicable Observation Date is greater than or equal to the applicable Coupon Barrier.  If the closing level of at least one Index is below the applicable Coupon Barrier, no coupon will be paid for that quarter.  Barclays Bank PLC may, at its election, call the Securities prior to maturity on any Observation Date (beginning February 9, 2015) other than the Final Valuation Date, regardless of the closing level of any Index on such Observation Date. If Barclays Bank PLC elects to call the Securities prior to maturity, Barclays Bank PLC will repay on the applicable Call Settlement Date the principal amount of your Securities plus any contingent coupon otherwise due for that quarter, and no further amounts will be owed to you under the Securities.  If Barclays Bank PLC does not elect to call the Securities prior to maturity and the closing level of each Index on the Final Valuation Date (the “Index Ending Level”) is greater than or equal to the applicable Trigger Level, Barclays Bank PLC will pay you a cash payment at maturity equal to the principal amount of your Securities plus the contingent coupon for the final quarter.  If Barclays Bank PLC does not elect to call the Securities prior to maturity and the Index Ending Level of at least one Index is less than the applicable Trigger Level, Barclays Bank PLC will pay you less than the full principal amount of your Securities, if anything, resulting in a loss on your principal that is proportionate to the negative performance of the Index with the greatest decline from its Index Starting Level to its Index Ending Level (the “Worst Performing Index”) over the term of the Securities.  In that case, you will lose more than 35% and possibly all of your principal. Investing in the Securities involves significant risks.  The Issuer will not pay a contingent coupon for any Observation Date on which at least one of the Indices closes below its Coupon Barrier.  The Issuer may call the Securities, at its election, on any Observation Date (beginning February 9, 2015) other than the Final Valuation Date, regardless of the closing level of any Index on such Observation Date.  Any call of the Securities is at the sole discretion of the Issuer, and the Issuer is under no obligation to call the Securities on any Observation Date during the term of the Securities.  You will lose some or all of your principal amount if Barclays Bank PLC does not elect to call the Securities and the Index Ending Level of at least one of the Indices is below its Trigger Level.  The contingent repayment of principal applies only if you hold the Securities to maturity.  Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer.  If Barclays Bank PLC were to default on its payment obligations, you might not receive any amounts owed to you under the Securities and you could lose your entire investment.
Features	Key Dates
❑ Contingent Coupon — Barclays Bank PLC will pay a quarterly contingent coupon payment only if the closing level of each Index on the applicable Observation Date (including the Final Valuation Date) is greater than or equal to the applicable Coupon Barrier. If the closing level of at least one Index is below the applicable Coupon Barrier, no coupon will accrue or be paid for that quarter.
❑ Callable at the Option of the Issuer — Barclays Bank PLC may, at its election and upon written notice to the trustee, call the Securities on any Observation Date (beginning February 9, 2015) other than the Final Valuation Date, regardless of the closing level of any Index on such Observation Date and will repay on the applicable Call Settlement Date your principal amount plus any contingent coupon otherwise due for that quarter.  If Barclays Bank PLC does not elect to call the Securities, investors will have the potential for downside market exposure to the Worst Performing Index at maturity.
❑ Contingent Repayment of Principal Amount at Maturity — If Barclays Bank PLC has not elected to call the Securities, you hold the Securities to maturity and each Index closes at or above the applicable Trigger Level on the Final Valuation Date, Barclays Bank PLC will repay your full principal amount. If at least one Index closes below the applicable Trigger Level on the Final Valuation Date, Barclays Bank PLC will repay less than your principal amount, if anything, resulting in a loss of your principal that will be proportionate to the full negative Index Return of the Worst Performing Index.  The contingent repayment of principal applies only if you hold the Securities to maturity.  Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer.
	Trade Date:	February 7, 2014
	Settlement Date:	February 12, 2014
	Observation Dates1:	Quarterly, commencing May 7, 2014 (callable beginning February 9, 2015)
	Final Valuation Date1:	February 7, 2024
	Maturity Date1:	February 13, 2024
1          Subject to postponement in the event of a market disruption event as described under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.  For purposes of such market disruption event provisions in the prospectus supplement only, each Index will be deemed a “basket component,” together composing a “basket.”  The Securities do NOT represent an investment in a basket of the Indices or the stocks included in the Indices.  Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE WORST PERFORMING INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE PS-7 AND UNDER “RISK FACTORS” BEGINNING ON PAGE S-6 OF THE PROSPECTUS SUPPLEMENT AND “RISK FACTORS” BEGINNING ON PAGE IS-2 OF THE INDEX SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT OF THE SECURITIES.
Security Offering
This pricing supplement relates to the Trigger Phoenix Callable Optimization Securities we are offering.  The Securities are linked to the worst performing among the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.
Index	Contingent Coupon Rate	Index Starting Level	Coupon Barrier	Trigger Level	CUSIP/ ISIN
Russell 2000® Index (ticker “RTY”)	10.00% per annum	1,116.55	725.76, which is 65% of the Index Starting Level	725.76, which is 65% of the Index Starting Level	06742K865 / US06742K8650
S&P 500® Index (ticker “SPX”)		1,797.02	1,168.06, which is 65% of the Index Starting Level	1,168.06, which is 65% of the Index Starting Level
EURO STOXX 50® Index (ticker “SX5E”)		3,038.49	1,975.02, which is 65% of the Index Starting Level	1,975.02, which is 65% of the Index Starting Level
See “Additional Information about Barclays Bank PLC and the Securities” on page PS-2 of this pricing supplement.  The Securities will have the terms specified in the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the index supplement dated July 19, 2013 and this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined that this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.
We may use this pricing supplement in the initial sale of the Securities.  In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any Securities after the initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.
The Securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.
	Initial Issue Price1		Underwriting Discount		Proceeds to Barclays Bank PLC
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the worst performing among the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index	$2,000,000	$10.00	$20,000	$0.10	$1,980,000	$9.90
1
Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is $9.522 per Security. The estimated value is less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-2 of this pricing supplement.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

You should read this pricing supplement together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part.  This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and the index supplement, as the Securities involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms discussed in this pricing supplement differ from those in the prospectus, prospectus supplement or index supplement, the terms discussed herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

♦	Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

♦	Index supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257.  References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Trigger Phoenix Callable Optimization Securities that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately 3 months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page PS-7 of this pricing supplement.

Investor Suitability

The Securities may be suitable for you if:

♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You can tolerate the loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as the Worst Performing Index.

♦     You are willing to accept the individual market risk of each Index and understand that any depreciation of one Index will not be offset by a lesser depreciation or any potential appreciation of the other Indices.

♦     You believe each Index will close at or above the applicable Coupon Barrier on the specified Observation Dates, and you believe each Index will close at or above the applicable Trigger Level on the Final Valuation Date.

♦     You are willing to hold securities that Barclays Bank PLC may elect to call on any Observation Date (beginning February 9, 2015) other than the Final Valuation Date, or you are otherwise willing to hold such securities to maturity, a term of approximately 10 years, and accept that there may be little or no secondary market for the Securities.

♦     You understand and accept that you will not participate in any appreciation of any Index, which may be significant, and are willing to make an investment whose return is limited to the applicable contingent coupon payments.

♦     You are willing to invest in the Securities based on the Contingent Coupon Rate specified on the cover of this pricing supplement.

♦     You are willing to forgo any dividends paid on the stocks included in the Indices, and you do not seek guaranteed current income from this investment.

♦     You are willing to accept potential downside exposure to companies in the Eurozone.

♦     You are willing to assume the credit risk of Barclays Bank PLC, as Issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC defaults on its payment obligations, you may not receive any payments due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You seek an investment designed to provide a full return of principal at maturity.

♦     You cannot tolerate the loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as the Worst Performing Index.

♦     You are unwilling to accept the individual market risk of each Index or do not understand that any depreciation of one Index will not be offset by a lesser depreciation or any potential appreciation of the other Indices

♦     You do not believe each Index will close at or above the applicable Coupon Barrier on the specified Observation Dates, or you believe at least one Index will close below the applicable Trigger Level on the Final Valuation Date.

♦     You are unable or unwilling to hold securities that Barclays Bank PLC may elect to call on any Observation Date (beginning February 9, 2015) other than the Final Valuation Date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 10 years, and seek an investment for which there will be an active secondary market.

♦     You seek an investment that participates in the full appreciation of one or more of the Indices and whose return is not limited to the applicable contingent coupon payments.

♦     You are unwilling to invest in the Securities based on the Contingent Coupon Rate specified on the cover of this pricing supplement.

♦     You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

♦     You seek guaranteed current income from your investment, and you prefer to receive any dividends paid on the stocks included in one or more of the Indices.

♦     You are unwilling to accept potential downside exposure to companies in the Eurozone.

♦     You are not willing or are unable to assume the credit risk associated with Barclays Bank PLC, as Issuer of the Securities, for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive.  Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page PS-7 of this pricing supplement, the “Risk Factors” beginning on page S-6 of the prospectus supplement and the “Risk Factors” beginning on page IS-2 of the index supplement for risks related to an investment in the Securities.

Final Terms1
Issuer:	Barclays Bank PLC
Principal Amount per Security:	$10.00 per Security (subject to minimum investment of 100 Securities)
Term:	Approximately 10 years, unless called earlier at the election of Barclays Bank PLC
Indices2:	The Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index
Callable at the Option of the Issuer:
Barclays Bank PLC may, at its election and upon written notice to the trustee, call the Securities (in whole but not in part) on any Observation Date (beginning February 9, 2015) other than the Final Valuation Date, regardless of the closing level of any Index on such Observation Date.  Any call of the Securities is at the sole discretion of the Issuer, and the Issuer is under no obligation to call the Securities on any Observation Date during the term of the Securities.  If Barclays Bank PLC exercises its call option, Barclays Bank PLC will pay on the applicable Call Settlement Date a cash payment per Security equal to the principal amount plus any contingent coupon otherwise due on the related Coupon Payment Date pursuant to the contingent coupon feature.  No further amounts will be owed to you under the Securities.

Observation Dates3:
The first Observation Date will occur on May 7, 2014; Observation Dates will occur quarterly thereafter as listed in the “Observation Dates/Coupon Payment Dates/Call Settlement Dates” section below.  The final Observation Date, February 7, 2024, will be the “Final Valuation Date.”

Call Settlement Dates:	Two (2) business days following the applicable Observation Date; provided however, if the Securities are called on the Final Valuation Date, the related Call Settlement Date will be the Maturity Date
Contingent Coupon:
If the closing level of each Index is greater than or equal to the applicable Coupon Barrier on any Observation Date, Barclays Bank PLC will pay you the contingent coupon applicable to such Observation Date.

If the closing level of at least one Index is less than the applicable Coupon Barrier on any Observation Date, the contingent coupon applicable to such Observation Date will not accrue or be payable and Barclays Bank PLC will not make any payment to you on the related Coupon Payment Date.

The contingent coupon is a fixed amount based upon equal quarterly installments at the Contingent Coupon Rate, which is a per annum rate.

Coupon Barrier:	In respect of each Index, 65% of the Index Starting Level of that Index, as specified on the cover of this pricing supplement
Coupon Payment Dates:	Two (2) business days following the applicable Observation Date; provided however, the final Coupon Payment Date will be the Maturity Date
Contingent Coupon Rate:
The Contingent Coupon Rate is 10.00% per annum.

The table below sets forth the contingent coupon that would be payable for each Observation Date on which the closing level of each Index is greater than or equal to the applicable Coupon Barrier.

Contingent Coupon

$0.25

Contingent coupon payments on the Securities are not guaranteed. Barclays Bank PLC will not pay a contingent coupon for any Observation Date on which at least one of the Indices closes below its Coupon Barrier.

Payment at Maturity (per Security):
If Barclays Bank PLC does not elect to call the Securities and the Index Ending Level of each Index is greater than or equal to the applicable Trigger Level, Barclays Bank PLC will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security plus the contingent coupon otherwise due for the final quarter.

If Barclays Bank PLC does not elect to call the Securities and the Index Ending Level of at least one Index is less than the applicable Trigger Level on the Final Valuation Date, Barclays Bank PLC will pay you a cash payment on the Maturity Date that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Index Return of the Worst Performing Index; equal to:

$10.00 × (1 + Index Return of the Worst Performing Index)

Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the closing level of the Worst Performing Index declines from the Trade Date to the Final Valuation Date regardless of the performance of the other Indices.

Index Return:	For each Index: Index Ending Level – Index Starting Level Index Starting Level
Worst Performing Index:	The Index with the lowest Index Return, as calculated in the manner set forth above
Trigger Level:	In respect of each Index, 65% of the Index Starting Level of that Index, as specified on the cover of this pricing supplement
Index Starting Level:	In respect of each Index, the closing level of that Index on the Trade Date, as specified on the cover of this pricing supplement
Index Ending Level:	In respect of each Index, the closing level of that Index on the Final Valuation Date
1	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
2
For a description of adjustments that may affect the reference asset, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the prospectus supplement.

3
Subject to postponement in the event of a market disruption event as described under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.  For purposes of such market disruption event provisions in the prospectus supplement only, each Index will be deemed a “basket component,” together composing a “basket.”  The Securities do NOT represent an investment in a basket of the Indices or the stocks included in the Indices.  Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

Investment Timeline
Trade Date	The closing level of each Index (the Index Starting Level) is observed and the Trigger Level and the Coupon Barrier of each Index are calculated.

Quarterly (callable by Barclays Bank PLC at its election on any Observation Date (beginning February 9, 2015) other than the Final Valuation date)
If the Securities have not previously been called at the election of Barclays Bank PLC and the closing level of each Index is greater than or equal to the Coupon Barrier on any Observation Date, Barclays Bank PLC will pay you a contingent coupon payment on the applicable Coupon Payment Date.

Barclays Bank PLC may, at its election and upon written notice to the trustee, call the Securities (in whole or in part) on any Observation Date (beginning February 9, 2015) other than the Final Valuation Date, regardless of the closing level of any Index on such Observation Date and will repay on the applicable Call Settlement Date your principal amount plus any contingent coupon otherwise due for that quarter.  If Barclays Bank PLC does not elect to call the Securities, investors will have the potential for downside market exposure to the Worst Performing Index at maturity.

Maturity Date
The Index Ending Level of each Index is determined as of the Final Valuation Date.
If Barclays Bank PLC does not elect to call the Securities and the Index Ending Level of each Index is greater than or equal to the applicable Trigger Level, Barclays Bank PLC will repay the principal amount equal to $10.00 per Security plus the contingent coupon otherwise due for the final quarter.
If Barclays Bank PLC does not elect to call the Securities and the Index Ending Level of at least one Index is less than the applicable Trigger Level, Barclays Bank PLC will repay less than the principal amount, if anything, resulting in a loss of principal proportionate to the decline of the Worst Performing Index, equal to:
$10.00 × (1 + Index Return of the Worst Performing Index) per Security

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS.  YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT.  ANY PAYMENT ON THE SECURITIES, INCLUDING ANY CONTINGENT COUPON, PAYMENTS IN RESPECT OF A CALL AT THE ELECTION OF BARCLAYS BANK PLC AND ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF BARCLAYS BANK PLC.  IF BARCLAYS BANK PLC WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The Issuer will not pay a contingent coupon for any Observation Date on which at least one of the Indices closes below its Coupon Barrier.  The Issuer may call the Securities, at its election, on any Observation Date (beginning February 9, 2015) other than the Final Valuation Date, regardless of the closing level of any Index on such Observation Date.  Any call of the Securities is at the sole discretion of the Issuer, and the Issuer is under no obligation to call the Securities on any Observation Date during the term of the Securities.  You will lose some or all of your principal amount if Barclays Bank PLC does not elect to call the Securities and the Index Ending Level of at least one of the Indices is below its Trigger Level.

Observation Dates/Coupon Payment Dates/Call Settlement Dates

Observation Dates	Coupon Payment Dates/Call Settlement Dates*
May 7, 2014*	May 9, 2014*
August 7, 2014*	August 11, 2014*
November 7, 2014*	November 12, 2014*
February 9, 2015	February 11, 2015
May 7, 2015	May 11, 2015
August 7, 2015	August 11, 2015
November 9, 2015	November 12, 2015
February 8, 2016	February 10, 2016
May 9, 2016	May 11, 2016
August 8, 2016	August 10, 2016
November 7, 2016	November 9, 2016
February 7, 2017	February 9, 2017
May 8, 2017	May 10, 2017
August 7, 2017	August 9, 2017
November 7, 2017	November 9, 2017
February 7, 2018	February 9, 2018
May 8, 2018	May 10, 2018
August 7, 2018	August 9, 2018
November 7, 2018	November 9, 2018
February 7, 2019	February 11, 2019
May 7, 2019	May 9, 2019
August 7, 2019	August 9, 2019
November 7, 2019	November 12, 2019
February 7, 2020	February 11, 2020
May 7, 2020	May 11, 2020
August 7, 2020	August 11, 2020
November 9, 2020	November 12, 2020
February 8, 2021	February 10, 2021
May 7, 2021	May 11, 2021
August 9, 2021	August 11, 2021
November 8, 2021	November 10, 2021
February 7, 2022	February 9, 2022
May 9, 2022	May 11, 2022
August 8, 2022	August 10, 2022
November 7, 2022	November 9, 2022
February 7, 2023	February 9, 2023
May 8, 2023	May 10, 2023
August 7, 2023	August 9, 2023
November 7, 2023	November 9, 2023
February 7, 2024	February 13, 2024

*	Barclays Bank PLC may not elect to call the Securities until the fourth Observation Date, which is February 9, 2015. Thus, the first Call Settlement Date will be February 11, 2015.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in any or all of the Indices. These risks are explained in more detail in the “Risk Factors” section of the accompanying prospectus supplement and index supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦
You may lose some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount at maturity.  If Barclays Bank PLC does not elect to call the Securities, the Issuer will pay you the principal amount of your Securities only if the Index Ending Level of each Index is greater than or equal to the applicable Trigger Level and will make such payment only at maturity.  If Barclays Bank PLC does not elect to call the Securities and the Index Ending Level of at least one Index is less than the applicable Trigger Level, you will lose some or all of your principal in an amount proportionate to the negative Index Return of the Worst Performing Index.  In that case, you will lose more than 35% and possibly all of your principal.

♦
If Barclays Bank PLC does not elect to call the Securities, the payment at maturity, if any, is calculated based solely on the performance of the Worst Performing Index — If Barclays Bank PLC does not elect to call the Securities, the payment at maturity, if any, will be linked solely to the performance of the Worst Performing Index.  As a result, in the event that the Index Ending Level of at least one Index falls below the applicable Trigger Level, only the Index Return of the Worst Performing Index will be used to determine the return on your Securities and you will not benefit from the performance of the other Indices, even if one or more other Indices have Index Ending Levels that exceed their respective Trigger Levels or Index Starting Levels.

♦
You may not receive any contingent coupons — For any Observation Date, Barclays Bank PLC will pay you the contingent coupon on the related Coupon Payment Date only if the closing level of each Index is greater than or equal to the applicable Coupon Barrier.  If the closing level of at least one Index is less than the applicable Coupon Barrier on any Observation Date, then you will not receive any contingent coupon on the related Coupon Payment Date even if the closing levels of one or more other Indices exceed their respective Coupon Barriers on such Observation Date.  If the closing level of at least one Index is less than the applicable Coupon Barrier on each of the Observation Dates, Barclays Bank PLC will not pay you any contingent coupons during the term of the Securities, and you will not receive a positive return on your Securities.  Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

♦
The Securities will be callable at the Issuer’s option; reinvestment risk — Barclays Bank PLC may, at its election and upon written notice to the trustee, call the Securities on any Observation Date (beginning February 9, 2015) other than the Final Valuation Date, regardless of the closing level of any Index on such Observation Date.  If Barclays Bank PLC elects to call your Securities early, the holding period over which you would receive the per annum Contingent Coupon Rate could be as short as one year.  It is more likely that Barclays Bank PLC will call the Securities at its election prior to maturity to the extent that the interest payable on the Securities is greater than the interest that would be payable on other instruments issued by Barclays Bank PLC of comparable maturity, terms and credit rating.  For example, this is likely to be the case when the closing level of each Index is greater than or equal to its Coupon Barrier and interest rates decline. See “Interest rate risk” below.  There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities in a comparable investment with a similar level of risk in the event Barclays Bank PLC elects to call the Securities.

The Securities differ from autocallable securities in that the Securities will not be automatically called under any circumstances.  Any call of the Securities will be in the sole discretion of the Issuer, Barclays Bank PLC.  Barclays Bank PLC has no obligation to take the interests of holders of the Securities into account when deciding whether or not to elect to call the Securities, and there can be no assurance that Barclays Bank PLC will call the Securities at a time when it would be beneficial to holders of the Securities for Barclays to do so, or at all.  Moreover, Barclays Bank PLC is less likely to elect to call the Securities to the extent the amount payable on the Securities is less than the amount that would be payable on other instruments of Barclays Bank PLC of comparable terms, maturity and credit rating. For example, this is likely to be the case when the closing level of any Index is below its Coupon Barrier or when interest rates rise. See “Interest rate risk” below.  In addition, Barclays Bank PLC’s right to call the Securities may adversely impact your ability to sell your Securities prior to the Maturity Date.  Accordingly, you must be willing to have your Securities called early at the election of the Issuer.

♦
Interest rate risk — By purchasing Securities callable at the Issuer’s option and with the contingent coupon feature, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features.  In particular, you may be negatively affected if interest rates begin to rise, because Barclays Bank PLC’s right to call the Securities does not extend to investors and the Contingent Coupon Rate on the Securities may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time.  In addition, if you tried to sell your Securities at such time, the value of your Securities in any secondary market transaction would also be adversely affected.  Further, you may be negatively affected if interest rates remain low or even decline as Barclays Bank PLC may be more likely to exercise its call option, and you may not be able to reinvest in a comparable security with similar terms for a similar level of risk.

♦
Contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity.  If you sell your Securities prior to maturity in the secondary market, if any, you may have to sell your Securities at a loss relative to your initial investment even if the level of each Index is above the applicable Trigger Level.

♦
Your potential return on the Securities is limited and you will not participate in any appreciation of any Index — The return potential of the Securities is limited to the pre-specified Contingent Coupon Rate, regardless of the appreciation of any Index. In addition, the total return on the Securities will vary based on the number of Observation Dates on which the closing level of each Index has been greater than or equal to the applicable Coupon Barrier prior to maturity or a call at the election of the Issuer.  Further, if the Securities are called at the election of the Issuer, you will not receive any contingent coupons or any other payment in respect of any Observation Dates after the applicable Call Settlement Date. Because Barclays Bank PLC could elect to call the Securities as early as the fourth Observation Date, the total return on the Securities could be minimal.  If the Securities are not called at the election of the Issuer, you may be exposed to the decline in the Worst Performing Index even though you cannot participate in any potential appreciation in the level of any Index. As a result, the return on an investment in the Securities could be less than the return on a hypothetical direct investment in any or all of the Indices.

♦
Higher Contingent Coupon Rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Indices reflects a higher expectation as of the Trade Date that the level of at least one Index could close below the applicable Coupon Barrier on any Observation Date or the applicable Trigger Level on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate for that security. However, while the Contingent Coupon Rate is a fixed amount, the Indices’ volatility may change significantly over the term of the Securities. The level of any Index could fall sharply, which could result in a significant loss of principal.

♦
Credit of Issuer — The Securities are unsecured debt obligations of the Issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Securities, including contingent coupons and payments in respect of a call at the election of Barclays Bank PLC or any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.  As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

♦
There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease any such market making activities at any time.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily.  Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities.

♦
You are exposed to the market risk of each Index — Your return on the Securities is not linked to a basket consisting of the Indices. Rather, it will be contingent upon the performance of each Index on an individual basis. Unlike an instrument with a return linked to a basket of indices or other underlying assets where risk is mitigated and diversified among all of the components of the basket, by purchasing the Securities, you will be exposed equally to the risks related to each Index. Poor performance by any Index over the term of the Securities may negatively affect your return and will not be offset or mitigated by any increases or lesser declines in the levels of the other Indices. For Barclays Bank PLC to pay any contingent coupon payment, each Index is required to close above its Coupon Barrier on the applicable Observation Date. In addition, if Barclays Bank PLC does not elect to call the Securities prior to maturity, you may incur a loss proportionate to the negative return of the Worst Performing Index regardless of the performance of the other Indices. Accordingly, your investment is subject to the market risk of each Index on an individual basis, and any declines in the level of an Index will not be offset by any increases or lesser declines in the levels of the other Indices.

♦
Because the Securities are linked to the performance of more than one Index, it is more likely that one of the Indices will decrease in value below its Coupon Barrier and/or Trigger Level — The risk that you will not receive any contingent coupons and lose some or all of your initial investment in the Securities is greater if you invest in the Securities as opposed to securities that are linked to the performance of a single Index if their terms are otherwise substantially similar. With a greater total number of Indices, it is more likely that one of the Indices will close below its Coupon Barrier on the specified Observation Dates or below its Trigger Level on the Final Valuation Date. Therefore, it is more likely that you will not receive a contingent coupon payment for some or all of the Observation Dates and receive an amount in cash at maturity that is worth less than your principal amount than if you had invested in a security with return based on the performance of a single Index.

♦
No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of any Index will rise or fall. The closing level of each Index will be influenced by complex and interrelated political, economic, financial and other factors that affect the Index. You should be willing to accept the downside risks of owning equities in general and each Index in particular, and the risk of losing some or all of your initial investment.

♦
Owning the Securities is not the same as owning the stocks included in any or all of the Indices — The return on your Securities may not reflect the return you would realize if you actually owned the stocks included in any Index. For instance, as a holder of the Securities, you will not have voting rights, rights to receive cash dividends or other distributions, or any other rights that holders of the stocks included in an Index would have.  Further, you will not participate in any appreciation of any Index, which could be significant, even though you may be exposed to any decline of the Worst Performing Index at maturity.

♦
The Indices reflect price return, not total return — The return on your Securities is based on the performance of the Indices, which reflect the changes in the market prices of their constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the stocks included in the Indices. The return on your Securities will not include such a total return feature or dividend component.

♦
Dealer incentives — We, the Agents and affiliates of the Agents may act in various capacities with respect to the Securities.  The Agents and various  affiliates may act as a principal, agent or dealer in connection with the Securities.  Such Agents, including the sales representatives of UBS Financial Services Inc., will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments.  We will pay compensation as specified on the cover of this pricing supplement to the Agents in connection with the distribution of the Securities, and such compensation may be passed on to affiliates of the Agents or other third party distributors.

♦
Potential Barclays Bank PLC impact on price — Trading or transactions by Barclays Bank PLC or its affiliates in the stocks included in the Indices and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Indices or stocks included in the Indices may adversely affect the market values of the stocks included in the Indices, the levels of the Indices and, therefore, the market value of the Securities.

♦
Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities.  Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and each Index to which the Securities are linked.

♦
Tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of an Investment in the Securities?” on page PS-15 of this pricing supplement.

♦
Many economic and market factors will impact the value of the Securities — In addition to the levels of the Indices on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o	the expected volatility of the Indices;

o	the correlation among the Indices;

o	the time to maturity of the Securities;

o	the market prices and dividend rates on the stocks included in the Indices;

o	interest and yield rates in the market generally;

o	a variety of economic, financial, political, regulatory or judicial events;

o	the supply and demand for the Securities; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
The Index Return for the EURO STOXX 50® Index will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the stocks included in the EURO STOXX 50® Index are traded in a foreign currency and the Securities are denominated in U.S. dollars — The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the stocks included in the EURO STOXX 50® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in any payment with respect to the Securities.

♦
Non-U.S. securities markets risks — The stocks included in the EURO STOXX 50® Index are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks. Specifically, the index constituent stocks of the EURO STOXX 50® Index are issued by companies located within the Eurozone. The Eurozone is and has been undergoing severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the EURO STOXX 50® Index and, consequently, on the value of the Securities.

♦
The Securities are linked to the Russell 2000® Index and are subject to small-capitalization companies risk — The Russell 2000® Index tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the Russell 2000® Index may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

♦
The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above may be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

♦
The estimated value of your Securities is lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is lower than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

♦
The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions, that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

♦
The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

♦
The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page PS-2 for further information.

♦
We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers or constituents of the underliers of the Securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities.

Hypothetical Examples of How the Securities Perform

The examples and table below illustrate the payment of contingent coupons and payments (if any) upon a call at the election of Barclays Bank PLC or at maturity under various scenarios, with the assumptions set forth below.  Numbers in the examples and table below have been rounded for ease of analysis.  These examples and table below do not take into account any tax consequences from investing in the Securities.  The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the total payment on the Securities per $10.00 principal amount Security to the $10.00 issue price.  We cannot predict the closing level of any Index on any day during the term of the Securities, including on the Observation Dates.  You should not take these examples or the table below as an indication or assurance of the expected performance of the Indices.

Principal Amount:	$10.00
Term:	Approximately 10 years, unless called earlier at the election of Barclays Bank PLC
Index Starting Level:	Russell 2000® Index (“RTY”): 1,116.55
S&P 500® Index (“SPX”): 1,797.02
EURO STOXX 50® Index (“SX5E”): 3,038.49
Contingent Coupon Rate:	10.00% per annum (or 2.50% per quarter)
Contingent Coupon:	$0.25 per quarter
Observation Dates:
Observation Dates will occur quarterly as set forth under “Final Terms” and “Observation Dates/Coupon Payment Dates/Call Settlement Dates” in this pricing supplement.  The Securities will be callable at the election of Barclays Bank PLC beginning on the fourth Observation Date.

Coupon Barrier:	RTY: 725.76, which is 65% of the Index Starting Level.
SPX: 1,168.06, which is 65% of the Index Starting Level.
SX5E: 1,975.02, which is 65% of the Index Starting Level.
Trigger Level:	RTY: 725.76, which is 65% of the Index Starting Level.
SPX: 1,168.06, which is 65% of the Index Starting Level.
SX5E: 1,975.02, which is 65% of the Index Starting Level.

Example 1 — Issuer Elects to Call the Securities on the Fourth Observation Date

Date	Closing Level	Payment (per Security)
First Observation Date	RTY: 1,300.00 SPX: 2,000.00 SX5E: 3,200.00	Securities NOT callable; closing level of each Index above applicable Coupon Barrier, Issuer pays contingent coupon payment of $0.25 on first Coupon Payment Date.
Second Observation Date	RTY: 1,300.00 SPX: 2,000.00 SX5E: 1,500.00	Securities NOT callable; closing level of SX5E below applicable Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on second Coupon Payment Date.
Third Observation Date	RTY: 500.00 SPX: 900.00 SX5E: 3,200.00	Securities NOT callable; closing levels of RTY and SPX below applicable Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on third Coupon Payment Date.
Fourth Observation Date	RTY: 1,300.00 SPX: 2,000.00 SX5E: 3,200.00	Issuer elects to call the Securities; closing level of each Index above applicable Coupon Barrier; Issuer repays principal plus pays contingent coupon payment of $0.25 on Call Settlement Date.
Total Payment (per $10.00 Security):		$10.50 (5.00% total return on the Securities)

On the fourth Observation Date (which is approximately one year after the Trade Date, and is the first Observation Date on which the Securities are callable at the election of the Issuer), the Issuer elects to call the Securities.  Because the closing level of each Index is above the applicable Coupon Barrier on the fourth Observation Date, the Issuer will pay you on the Call Settlement Date $10.25 per $10.00 principal amount Security, which is equal to your principal amount plus the contingent coupon payment otherwise due in connection with the fourth Observation Date.

In addition, because the closing level of each Index was greater than or equal to the applicable Coupon Barrier on the first Observation Date, the Issuer will pay the contingent coupon payment of $0.25 on the first Coupon Payment Date.  However, because the closing level of at least one Index was less than the applicable Coupon Barrier on the second and third Observation Dates, the Issuer will not pay any contingent coupon payment on the Coupon Payment Dates immediately following such Observation Dates.

Example 2 — Issuer Elects to Call the Securities on the Eighteenth Observation Date

Date	Closing Level	Payment (per Security)
First Observation Date	RTY: 1,300.00 SPX: 2,000.00 SX5E: 3,200.00	Securities NOT callable; closing level of each Index above applicable Coupon Barrier, Issuer pays contingent coupon payment of $0.25 on first Coupon Payment Date.
Second Observation Date	RTY: 1,300.00 SPX: 2,000.00 SX5E: 1,500.00	Securities NOT callable; closing level of SX5E below applicable Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on second Coupon Payment Date.
Third Observation Date	RTY: 550.00 SPX: 850.00 SX5E: 3,200.00	Securities NOT callable; closing levels of RTY and SPX below applicable Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on third Coupon Payment Date.
Fourth to seventeenth Observation Dates	Various
Securities NOT called at the election of the Issuer; closing level of at least one Index below applicable Coupon Barrier on each Observation Date, Issuer DOES NOT pay contingent coupon payment on any Coupon Payment Date immediately following the fourth through the seventeenth Observation Dates.

Eighteenth Observation Date	RTY: 400.00 SPX: 900.00 SX5E: 1,100.00	Issuer elects to call the Securities; closing level of each Index below the applicable Coupon Barrier; Issuer repays principal on Call Settlement Date.
Total Payment (per $10.00 Security):		$10.25 (2.50% total return on the Securities)

On the eighteenth Observation Date (which is approximately four years and six months after the Trade Date), the Issuer elects to call the Securities.  Because the closing level of each Index is below the applicable Coupon Barrier, you will not receive a contingent coupon with respect to such Observation Date.  On the related Call Settlement Date, the Issuer will pay you $10.00 per $10.00 principal amount Security, which is equal to your principal amount.

In addition, because the closing level of each Index was greater than or equal to the applicable Coupon Barrier on the first Observation Date, the Issuer will pay the contingent coupon payment of $0.25 on the related Coupon Payment Date.  However, because the closing level of at least one Index was less than the applicable Coupon Barrier on every other Observation Date, the Issuer will not pay any contingent coupon payment on the Coupon Payment Dates immediately following such Observation Dates.

Example 3 — Issuer Does NOT Elect to Call the Securities and the Index Ending Level of Each Index Is Above the Applicable Trigger Level on the Final Valuation Date

Date	Closing Level	Payment (per Security)
First Observation Date	RTY: 1,300.00 SPX: 2,000.00 SX5E: 3,200.00	Securities NOT callable; closing level of each Index above applicable Coupon Barrier, Issuer pays contingent coupon payment of $0.25 on first Coupon Payment Date.
Second Observation Date	RTY: 1,400.00 SPX: 2,100.00 SX5E: 3,300.00	Securities NOT callable; closing level of each Index above applicable Coupon Barrier, Issuer pays contingent coupon payment of $0.25 on second Coupon Payment Date.
Third Observation Date	RTY: 1,500.00 SPX: 2,000.00 SX5E: 1,600.00	Securities NOT callable; closing level of SX5E below applicable Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on third Coupon Payment Date.
Fourth to thirty-ninth Observation Dates	Various
Securities NOT called at the election of the Issuer; closing level of at least one Index below applicable Coupon Barrier on each Observation Date, Issuer DOES NOT pay contingent coupon payment on any Coupon Payment Date immediately following the fourth through the thirty-ninth Observation Dates.

Final Valuation Date	RTY: 1,400.00 SPX: 1,600.00	Index Ending Level of each Index above applicable Trigger Level; Issuer repays principal plus pays contingent coupon payment of $0.25 on Maturity Date.

SX5E: 2,800.00
Total Payment (per $10.00 Security):	$10.75 (7.50% total return on the Securities)

In this example, the Issuer does not elect to call the Securities and the Securities remain outstanding until maturity.  Because the Index Ending Level of each Index is greater than or equal to the applicable Trigger Level on the Final Valuation Date, at maturity the Issuer will pay you $10.25 per $10.00 principal amount Security, which is equal to your principal amount plus the contingent coupon payment due with respect to the Final Valuation Date.

In addition, because the closing level of each Index was greater than or equal to the applicable Coupon Barrier on the first and second Observation Dates, the Issuer will pay the contingent coupon payment of $0.25 on the related Coupon Payment Dates.  However, because the closing level of at least one Index was less than the applicable Coupon Barrier on the third through thirty-ninth Observation Dates, the Issuer will not pay any contingent coupon payment on the Coupon Payment Dates immediately following such Observation Dates.

Example 4 — Issuer Does NOT Elect to Call the Securities and the Index Ending Level of One Index Is Below the Applicable Trigger Level on the Final Valuation Date

Date	Closing Level	Payment (per Security)
First Observation Date	RTY: 1,200.00 SPX: 2,000.00 SX5E: 1,600.00	Securities NOT callable; closing level of SX5E below applicable Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on first Coupon Payment Date.
Second Observation Date	RTY: 1,000.00 SPX: 900.00 SX5E: 1,500.00	Securities NOT callable; closing levels of SPX and SX5E below applicable Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on second Coupon Payment Date.
Third Observation Date	RTY: 500.00 SPX: 800.00 SX5E: 1,400.00	Securities NOT callable; closing level of each Index below applicable Coupon Barrier, Issuer DOES NOT pay contingent coupon payment on third Coupon Payment Date.
Fourth to thirty-ninth Observation Dates	Various
Securities NOT called at the election of the Issuer; closing level of at least one Index below applicable Coupon Barrier on each Observation Date, Issuer DOES NOT pay contingent coupon payment on any Coupon Payment Date immediately following the fourth through the thirty-ninth Observation Dates.

Final Valuation Date	RTY: 502.45 SPX: 2,000.00 SX5E: 1,500.00
Closing levels of RTY and SX5E below applicable Coupon Barrier and applicable Trigger Level, Issuer DOES NOT pay contingent coupon payment on Maturity Date, and the Issuer will repay less than the principal amount resulting in a loss proportionate to the decline of the Worst Performing Index.

Total Payment (per $10.00 Security):		$4.50 (a 55.00% loss on the Securities)

In this example, the Issuer does not elect to call the Securities and the Securities remain outstanding until maturity.  Because the Index Ending Level of at least one Index is less than the applicable Trigger Level on the Final Valuation Date, at maturity, the Issuer will pay you a total of $4.50 per $10.00 principal amount, calculated as follows:

$10.00 × (1 + Index Return of the Worst Performing Index)

Step 1:  Determine the Worst Performing Index:  RTY is the Index with the lowest Index Return.

Step 2:  Determine the Worst Performing Index Return:  The Index Return of RTY is calculated as follows:

Index Ending Level – Index Starting Level	=	502.45 – 1,116.55	= -55.00%
Index Starting Level		1,116.55

 Step 3:  Calculate the Payment at Maturity:

$10.00 × (1 + -55.00%) = $4.50

In addition, because the closing level of at least one Index is less than the applicable Coupon Barrier on each Observation Date, the Issuer will not pay any contingent coupon payments over the term of the Securities.

The Issuer will not pay a contingent coupon for any Observation Date on which at least one of the Indices closes below its Coupon Barrier.  The Issuer may call the Securities, at its election, on any Observation Date (beginning February 9, 2015) other than the Final Valuation Date, regardless of the closing level of any Index. You may lose some or all of your principal amount if the Securities are not called at the election of the Issuer and the Index Ending Level of at least one of the Indices is below its Trigger Level.

The table below assumes Barclays Bank PLC does not elect to call the Securities and illustrates the hypothetical payment at maturity per $10.00 principal amount Security based on hypothetical Index Ending Levels of the Worst Performing Index (which will be determined on the Final Valuation Date) and the consequent range for the Index Return of the Worst Performing Index.  For the purposes of the table below, we have assumed that RTY is the Worst Performing Index.  Therefore, the table below also assumes values of 1,116.55 for the Index Starting Level of the Worst Performing Index and 725.76 for the Trigger Level of the Worst Performing Index (65% of the Index Starting Level of the hypothetical Worst Performing Index).  The following results are based solely on the hypothetical examples cited; the Index Ending Levels and Index Returns have been chosen arbitrarily for purposes of this illustration and should not be taken as indicative of the future performance of any Index or the Securities.

Index Ending Level of Worst Performing Index	Index Return of the Worst Performing Index	Payment at Maturity (per $10.00 principal amount)*
2,009.79	80.00%	$10.00
1,898.14	70.00%	$10.00
1,786.48	60.00%	$10.00
1,674.83	50.00%	$10.00
1,563.17	40.00%	$10.00
1,451.52	30.00%	$10.00
1,339.86	20.00%	$10.00
1,228.21	10.00%	$10.00
1,172.38	5.00%	$10.00
1,144.46	2.50%	$10.00
1,116.55	0.00%	$10.00
1,060.72	-5.00%	$10.00
1,004.90	-10.00%	$10.00
949.07	-15.00%	$10.00
893.24	-20.00%	$10.00
781.59	-30.00%	$10.00
725.76	-35.00%	$10.00
669.93	-40.00%	$6.00
558.28	-50.00%	$5.00
446.62	-60.00%	$4.00
334.97	-70.00%	$3.00
223.31	-80.00%	$2.00
111.66	-90.00%	$1.00
0.00	-100.00%	$0.00
*	Not including any quarterly contingent coupon payments that may have been due up to and including Maturity Date.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the Securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent coupons as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, Exchange or Redemption of a Security. Assuming the treatment described above is respected, upon a sale or exchange of the Securities (including redemption upon a call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities (assuming contingent coupons are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the Securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the Securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your Securities between the time your right to a contingent coupon is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent coupon. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to an Observation Date but that can be attributed to an expected contingent coupon payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the Securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent coupon payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Non-U.S. holders should also note that recently proposed Treasury regulations, if finalized in their current form, could impose withholding after December 31, 2015 on non-U.S. holders at a rate of 30% (or lower treaty rate) on amounts treated as attributable to dividends from U.S. stocks underlying financial instruments such as the Securities. Withholding may be required even if the instrument does not explicitly take into account dividends paid on the underlying U.S. stocks, and even if the non-U.S. holder has not received any payments on the instrument. Because these rules would apply only to instruments acquired after March 4, 2014, these rules will not apply to initial non-U.S. holders that acquire their Securities in this offering. However, a non-U.S. purchaser that acquires Securities after March 4, 2014 might be subject to withholding under these rules, depending on the facts as of the date of the acquisition. Although there are exceptions to the broad reach of these proposed withholding rules, they are uncertain in scope, and we or other withholding agents may determine that withholding is required after December 31, 2015. If withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. person, you should consult your tax advisor regarding the potential application of these proposed regulations.

Russell 2000® Index

The Russell 2000® Index was developed by Russell Investments (“Russell”) and is calculated, maintained and published by Russell. The Russell 2000® Index is reported by Bloomberg under the ticker symbol “RTY <Index>”. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), the Russell 2000® Index consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000 and represented, as of December 31, 2013, approximately 10% of the total market capitalization of the Russell 3000. The Russell 3000, in turn, comprises the 3,000 largest U.S. companies as measured by total market capitalization, which together represented, as of December 31, 2013, approximately 98% of the U.S. equity markets open to public investment.

The information on the Russell 2000® Index provided in this pricing supplement should be read together with the discussion under the heading “Non-Proprietary Indices—Equity Indices—Russell 2000® Index” in the index supplement.

Historical Information

The following graph sets forth the historical performance of the Russell 2000® Index based on the daily closing levels of the Russell 2000® Index from January 2, 2008 through February 7, 2014. The closing level of the Russell 2000® Index on February 7, 2014 was 1,116.55. The dotted line represents the Trigger Level and Coupon Barrier of 725.76, which is equal to 65% of the closing level of the Russell 2000® Index on February 7, 2014.

We obtained the closing levels of the Russell 2000® Index below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level on any day during the term of the Securities, including on any Observation Date. We cannot give you assurance that the performance of the Russell 2000® Index will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the Index based on the daily closing level of the Index.  We obtained the closing levels above from Bloomberg.  We have not independently verified any of the information herein obtained from outside sources.  Historical performance of the Index is not an indication of future performance.  Future performance of the Index may differ significantly from historical performance, either positively or negatively.  We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

S&P 500® Index

The S&P 500® Index consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.

The information on the Russell 2000® Index provided in this pricing supplement should be read together with the discussion under the heading “Non-Proprietary Indices—Equity Indices—S&P 500® Index” in the index supplement.

Historical Information

The following graph sets forth the historical performance of the S&P 500® Index based on the daily closing levels of the S&P 500® Index from January 2, 2008 through February 7, 2014. The closing level of the S&P 500® Index on February 7, 2014 was 1,797.02. The dotted line represents the Trigger Level and Coupon Barrier of 1,168.06, which is equal to 65% of the closing level of the S&P 500® Index on February 7, 2014.

We obtained the closing levels of the S&P 500® Index below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level on any day during the term of the Securities, including on any Observation Date. We cannot give you assurance that the performance of the S&P 500® Index will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the Index based on the daily closing level of the Index.  We obtained the closing levels above from Bloomberg.  We have not independently verified any of the information herein obtained from outside sources.  Historical performance of the Index is not an indication of future performance.  Future performance of the Index may differ significantly from historical performance, either positively or negatively.  We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

EURO STOXX 50® Index

The EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited (“STOXX”), a company owned by Deutsche Börse AG and SIX Group AG.  The EURO STOXX 50® Index provides a blue-chip representation of supersector leaders in the Eurozone. The EURO STOXX 50® Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

The information on the EURO STOXX 50® Index provided in this pricing supplement should be read together with the discussion under the heading “Non-Proprietary Indices—Equity Indices—EURO STOXX 50® Index” in the index supplement.

Historical Information

The following graph sets forth the historical performance of the EURO STOXX 50® Index based on the daily closing levels of the EURO STOXX 50® Index from January 2, 2008 through February 7, 2014. The closing level of the EURO STOXX 50® Index on February 7, 2014 was 3,038.49. The dotted line represents the Trigger Level and Coupon Barrier of 1,975.02, which is equal to 65% of the closing level of the EURO STOXX 50® Index on February 7, 2014.

We obtained the closing levels of the EURO STOXX 50® Index below from Bloomberg, L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels of the EURO STOXX 50® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level on any day during the term of the Securities, including on any Observation Date. We cannot give you assurance that the performance of the EURO STOXX 50® Index will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the Index based on the daily closing level of the Index.  We obtained the closing levels above from Bloomberg.  We have not independently verified any of the information herein obtained from outside sources.  Historical performance of the Index is not an indication of future performance.  Future performance of the Index may differ significantly from historical performance, either positively or negatively.  We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

Supplemental Plan of Distribution
We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the initial issue price less the underwriting discount indicated on the cover of this pricing supplement.  UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of this pricing supplement to its affiliates.

We or our affiliates have entered or will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that is indicated on the cover of this pricing supplement.

ADDITIONAL INFORMATION

If the underlying reference asset to which the Securities are linked (the “Reference Asset”) is (a) a security or other financial instrument admitted to trading on a trading venue in the European Union (other than a security or other financial instrument whose principal trading venue is located outside the European Union), (b) a derivative relating to such a security or financial instrument (or to the issuer of such a security or financial instrument) or (c) a debt instrument issued by the European Union or any of its member states or any sovereign issuer that is an instrumentality or political sub-division of the European Union or any of its member states, or any derivative relating thereto (any of (a), (b) or (c) being a “European Financial Instrument”), or if the Reference Asset is an index, basket of securities or interest in an exchange traded fund or similar entity which includes one or more European Financial Instruments, then as a holder of the Securities, you may be deemed to have an indirect interest in those underlying European Financial Instruments for purposes of EU Regulation No 26/2012 of 14 March 2012 on short selling and certain aspects of credit default swaps (the “EU Short Selling Regulation”).  Subject to certain exceptions, the EU Short Selling Regulation prohibits investors, wherever located, from directly or indirectly making uncovered short sales of European Financial Instruments or European sovereign credit default swaps.  The EU Short Selling Regulation also requires investors, wherever located, who hold directly or indirectly a net short position in European Financial Instruments to comply with certain notification and disclosure obligations depending on the size of their net short position.  You should consult with your own legal advisors regarding any investment in the Securities, as you may need to consider your investment in the Securities for purposes of compliance with the EU Short Selling Regulation.

Validity of the Securities
In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of January 14, 2014, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on January 14, 2014, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated January 14, 2014, which has been filed as an exhibit to the report on Form 6-K referred to above.